SECURITIES AND EXCHANGE COMMISSION
                               WASHINGTON, D.C.  20549

                                       FORM 8-K

                                    CURRENT REPORT

                        PURSUANT TO SECTION 13 OR 15(d) OF THE

                           SECURITIES EXCHANGE ACT OF 1934



          Date of Report (Date of earliest event reported) October 27, 1995
                                                           ________________


                                 Pharmos Corporation
                ______________________________________________________
                (Exact name of registrant as specified in its charter)

             Nevada                   0-11550                 13-3207413
     ______________________    ______________________     _________________
     (State or other juris-    Commission File Number     (I.R.S. Employer
     diction of incorporation                             Identification
     or organization)                                     Number)


                101 East 52nd Street, 36th Floor, New York, NY  10022
                _____________________________________________________
                (Address of principal executive offices)   (zip code)


                                   (212) 838-0087
                _____________________________________________________
                 (Registrant's telephone number including area code)


                                        None
                _____________________________________________________
                 (Former name, former address and former fiscal year,
                            if changed since last report)

          Item 5    Other Events

                    On October 27, 1995, Pharmos Corporation (the "Company") commenced an action in Supreme Court, New York County, against Dr. Nicholas Bodor, a former director of the Company, seeking to enjoin Dr. Bodor from taking any steps to terminate or interfere with the Company's rights under its License Agreement with Dr. Bodor relating to its ophthalmic anti-inflammatory drug, Loteprednol Etabonate ("LotemaxTM"). Dr. Bodor claims that the advances against future revenues of LotemaxTM recently received by the Company under its Marketing Agreement with Bausch & Lomb Pharmaceuticals, Inc. are an upfront licensing fee of which Dr. Bodor is entitled to receive a portion and that the failure to pay would constitute grounds for his terminating the License Agreement. Dr. Bodor also claims that the Marketing Agreement is actually a sublicense entitling Dr. Bodor to additional royalties under his License Agreement. In such event, Dr. Bodor would be entitled to receive a portion of the Company's advances from Bausch & Lomb as well as a higher royalty percentage from the Company on future sales of LotemaxTM.

                     The Company strongly disagrees with Dr. Bodor's characterization of the Bausch & Lomb Marketing Agreement and believes his interpretation is incorrect and has no merit. To prevent Dr. Bodor from wrongfully terminating the License Agreement, the Company commenced the action to protect its rights under both the License Agreement and the Marketing Agreement.
          The Court scheduled a return date at which a hearing for a preliminary injunction will be conducted on November 3, 1995.

                                    SIGNATURE PAGE


               Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                             PHARMOS CORPORATION


          Date:  November 1, 1995             /s/ S. Colin Neill
                 ________________            __________________________
                                             S. Colin Neill
                                             Acting Chief Financial Officer